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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports (i) dated February 13, 1997 (except for Note 14, as to which the date is October 15, 1997) with respect to the Consolidated Financial Statements of American Industrial Properties REIT as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996; and (ii) dated September 16, 1997 with respect to the Combined Historical Summary of Gross Income and Direct Operating Expenses of Merit Texas Properties Portfolio for the year ended December 31, 1996 in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-31823) and the related Joint Proxy Statement/Prospectus of American Industrial Properties REIT.



                                            /s/ ERNST & YOUNG LLP

                                            ------------------------------------
                                            Ernst & YOUNG LLP


Dallas, Texas


October 24, 1997